EXHIBIT 10.3

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of January 16, 2019 (this “Amendment”), amends the Amended and Restated Credit Agreement, dated as of March 6, 2015 (the “Credit Agreement”) among Portland General Electric Company (the “Borrower”), the financial institutions from time to time parties thereto as lenders (collectively, together with their respective successors and assigns, the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement (as amended hereby).

WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1    Amendments.

(a)The following definitions are hereby added to Article I of the Credit Agreement in the appropriate alphabetical order:
“ERISA Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Replacement Rate” is defined in Section 3.3(b).

“Second Amendment Effective Date” means January 19, 2019.

(b)Clause (iii) in the definition of “Alternate Base Rate” in Article I of the Credit Agreement is hereby amended to read as follows:
(iii) subject to the implementation of a Replacement Rate in accordance with Section 3.3(b), the sum of (a) the quotient of (x) LIBOR applicable for a one month U.S. dollar deposit on such day (or if such day is not a Business Day, the immediately preceding Business Day) divided by (y) one minus the Reserve Requirement (expressed as a decimal) applicable to a Eurodollar Advance with a one-month Interest Period plus (b) 1.00%.
(c)The definition “Eurodollar Base Rate” in Article I of the Credit Agreement is hereby amended to read as follows:
“Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, LIBOR quoted two (2) London Banking Days prior to the first day of such Interest Period, applicable to dollar deposits with a maturity equal to such Interest Period. If such rate is not so published at such time for any reason, then “LIBOR” for such Interest Period shall be the rate per annum determined by the Agent to be the rate at which deposits in U.S. dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Advance being made, continued or converted by the Agent and with a term equivalent to such Interest Period would be offered by the Agent’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period. Notwithstanding the foregoing, (x) in no event shall the Eurodollar Base Rate (including any Replacement Rate with respect thereto) be less than 0%, and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.3(b), in the event that a Replacement Rate with respect to the Eurodollar Base Rate is implemented, then all references herein to the Eurodollar Base Rate shall be deemed references to such Replacement Rate.
(d)The phrase “arranged by Federal funds brokers on such day” is hereby deleted from the definition of Federal Funds Rate in Article I of the Credit Agreement.
(e)The definition of “LIBOR” in Article I of the Credit Agreement is hereby amended to read as follows:
“LIBOR” means, subject to the implementation of a Replacement Rate in accordance with Section 3.3(b), the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Agent, at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not so published, then “LIBOR” shall be determined by the Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Each calculation by the Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, (x) in no event shall LIBOR (including any Replacement Rate with respect thereto) be less than 0%, and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.3(b), in the event that a Replacement Rate with respect to LIBOR is implemented, then all references herein to LIBOR shall be deemed references to such Replacement Rate.
(f)The definition of “LIBOR Market Index Rate” in Article I of the Credit Agreement is hereby amended to read as follows:
“LIBOR Market Index Rate” means, for any day, the one month rate of interest per annum as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Agent, as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) on such day, or if such day is not a London Banking Day, then the immediately preceding London Banking Day (or if not so published, then as determined by the Agent from another recognized source or interbank quotation), or another rate as agreed to by the Agent and the Borrower. Notwithstanding the foregoing, (x) in no event shall the LIBOR Market Index Rate (including any Replacement Rate with respect thereto) be less than 0%, and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.3(b), in the event that a Replacement Rate with respect to the LIBOR Market Index Rate is implemented, then all references herein to the LIBOR Market Index Rate shall be deemed references to such Replacement Rate.
(g)The definition of “Scheduled Termination Date” in Article I of the Credit Agreement is hereby amended to read as follows:
“Scheduled Termination Date” means, for any Lender, November 14, 2022 or such later date as may be established for such Lender in accordance with Section 2.18.
(h)Section 2.18 of the Credit Agreement is hereby amended to read as follows:
At any time after the Second Amendment Effective Date, the Borrower may, once during any calendar year, request a one-year extension of each Lender’s Scheduled Termination Date by submitting a request for an extension to the Agent (an “Extension Request”) prior to any anniversary of the Second Amendment Effective Date commencing with the first anniversary thereof (the “Extension Date”); provided, that in no event shall the time period between the applicable Extension Date and the latest Scheduled Termination Date (after giving effect to any extension pursuant to this Section 2.18) exceed five (5) years. Any Extension Request shall specify the date (which must be at least thirty (30) days after the Extension Request is delivered to the Agent but no later than thirty (30) days prior to the Extension Date) as of which the Lenders must respond to such Extension Request (the “Response Date”). Promptly upon receipt of an Extension Request, the Agent shall notify each Lender of the contents thereof. Each Lender shall, not later than the Response Date for any Extension Request, deliver a written response to the Agent approving or rejecting such Extension Request (and any Lender that fails to deliver such a response by the Response Date shall be deemed to have rejected such

Extension Request). If Lenders that collectively have a Pro Rata Share of more than 50% approve an Extension Request (which approval shall be at the sole discretion of each Lender), then the then-effective Final Termination Date, and the Scheduled Termination Date for each such approving Lender, shall be extended to the date that is one year after the then-effective Final Termination Date or, if such date is not a Business Day, to the next preceding Business Day (but the then-effective Scheduled Termination Date for each other Lender shall remain unchanged). The Agent shall promptly (and in any event not later than twenty-five (25) days prior to the Extension Date for each of the Lenders) notify the Borrower, in writing, of the Lenders’ elections pursuant to this Section 2.18. If Lenders that collectively have a Pro Rata Share of 50% or more reject an Extension Request, then the Final Termination Date, and the Scheduled Termination Date of each Lender, shall remain unchanged. The Borrower may elect to replace any declining Lender under this Section 2.18 pursuant to the terms of Section 2.17. Prior to the effectiveness of any Extension Request under this Section 2.18, the Agent shall have received evidence, in form and substance reasonably satisfactory to the Agent, that the Borrower has obtained the approval of the Borrower’s board of directors in connection with such Extension Request. In connection with the effectiveness of any Extension Request, the Agent may (with the Borrower’s consent not be unreasonably withheld) seek to amend this Agreement with requisite lender consent in accordance with Section 8.2 to update operational, agency, and/or regulatory provisions to a form customarily included in credit agreements as of the Extension Date with respect to which Wells Fargo acts as administrative agent. Any such proposed amendments must be provided to the Borrower no later than fifteen (15) days after the Extension Request.
(i)Section 3.3 of the Credit Agreement is hereby amended to read as follows:
3.3    Availability of Types of Advances.
(a)    Unless and until a Replacement Rate is implemented in accordance with clause (b) below, if (x) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if (y) the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.
(b)    Notwithstanding anything to the contrary in Section 3.3(a) above, if the Agent has made the determination (which determination shall be conclusive absent manifest error, it being agreed, however, that the Agent shall not unreasonably refuse to make such determination if the Borrower so requests in writing) that (i) the circumstances described in Section 3.3(a)(y)(i) above have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in dollars or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in dollars, then the Agent and the Borrower may amend this Agreement to establish an alternate benchmark reference rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that gives due consideration to the then prevailing market convention for determining a benchmark reference rate for syndicated loans in the United States at such time (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 3.3(a)(y)(i), (b)(i), (b)(ii) or (b)(iii) occurs with respect to the Replacement Rate or (B) the Agent (at the direction of the Required Lenders) notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 8.2), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Agent and the Borrower, to effect the provisions of this Section 3.3(b), including, as applicable, any proposed conforming changes to the definition of “Adjusted Base Rate,” “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, as agreed between the Agent and the Borrower, to reflect the adoption of such Replacement Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Replacement Rate yet exists, in such other manner of administration as the Agent determines with the consent of the Borrower (it being understood that any such modification shall not require the consent of, or consultation with, any of the Lenders)). Notwithstanding the foregoing, if such Replacement Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
(j)The following sentence is hereby added to the end of Section 5.7 of the Credit Agreement to read as follows:
As of the Second Amendment Effective Date, the Borrower nor any of its Subsidiaries are, and will not be, an ERISA Benefit Plan.
(k)The following paragraph is hereby added to the end of Section 8.2 of the Credit Agreement to read as follows:
Notwithstanding anything to the contrary in this Agreement, the Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the Loan Documents or enter into additional Loan Documents as the Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 3.3(b) in accordance with the terms of Section 3.3(b).
(l)A new Section 9.17 is hereby added to the Credit Agreement to read as follows:
9.17    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more ERISA Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto.

SECTION 2    Representations and Warranties; No Conflicts.

2.1    Representations and Warranties of all Parties. Each party hereto represents and warrants that (a) it has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (b) this Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution or delivery by such Person of this Amendment.

2.2    Representations and Warranties of Borrower. The Borrower represents and warrants to the Lenders that (a) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date and (b) no event has occurred and is continuing which constitutes a Default or an Unmatured Default.

2.3    No Conflicts. Neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof by the Borrower will (a) violate, contravene or conflict with any provision of its respective articles or certificate of incorporation, bylaws or other organizational or governing document or (b) violate, contravene or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree, material contract or permit applicable to the Borrower.

SECTION 3    Effective Date. This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions precedent:

3.1    Receipt by the Agent of counterparts of this Amendment executed by the Borrower, each Lender and the Agent.

3.2    Receipt by the Agent of:

(a)    Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its bylaws and of its Board of Directors’ resolutions authorizing the execution of this Amendment by the Borrower.

(b)    Evidence, in form and substance satisfactory to the Agent, that the Borrower has obtained all governmental approvals, if any, necessary for it to enter into this Amendment, including, without limitation, the approval of the Public Utility Commission of Oregon.

3.3     The Agent shall have received all fees and other amounts due and payable by the Borrower on or prior to the effective date of this Amendment, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

SECTION 4    Miscellaneous.

4.1    Continuing Effectiveness. As hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Credit Agreement or other Loan Documents to the “Agreement”, the “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby. This Amendment is a Loan Document.

4.2    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment. A counterpart hereof, or a signature page hereto, delivered to the Agent by facsimile or electronic mail (in a .pdf or similar file) shall be effective as delivery of a manually-signed counterpart hereof.

4.3    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Agent, including reasonable fees and charges of special counsel to the Agent, in connection with the preparation, execution and delivery of this Amendment.

4.4    Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws (without regard to the conflict of laws provisions) of the State of New York.

4.5    Successors and Assigns. This Amendment shall be binding upon the Borrower, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Agent and the respective successors and assigns of the Lenders and the Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PORTLAND GENERAL ELECTRIC COMPANY

By: /s/ James F. Lobdell
Name: James F. Lobdell
Title:SVP Finance, CFO, Treasurer

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By: /s/ Gregory R. Gredvig
Name: Gregory R. Gredvig
Title: Director

LENDERS:                WELLS FARGO BANK, NATIONAL ASSOCIATION, as a
Lender and L/C Issuer

By: /s/ Gregory R. Gredvig
Name: Gregory R. Gredvig
Title: Director

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer

By: /s/ Nancy R. Barwig
Name: Nancy R. Barwig
Title: Credit Risk Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender and L/C Issuer

By: /s/ John M. Eyerman
Name: John M. Eyerman
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By: /s/ Daryl K. Hogge
Name: Daryl K. Hogge
Title: Senior Vice President

BARCLAYS BANK PLC, as a Lender and L/C Issuer

By: /s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

BANK OF THE WEST, as a Lender

By: /s/ John DeLaittre
Name: John DeLaittre
Title: Director

COBANK, ACB, as a Lender

By: /s/ Josh Batchelder
Name: Josh Batchelder
Title: Managing Director

THE NORTHERN TRUST COMPANY, as a Lender

By: /s/ Jeffrey Leets
Name: Jeffrey Leets
Title: Officer